United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                   __________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 7, 2004


                                   ATNG, INC.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


                000-28519                                 76-0510754
         (Commission File Number)              (IRS Employer Identification No.)

      1549 Leroy Street, Suite D-200
             Fenton, Michigan                               48430
(Address of principal executive offices)                  (Zip Code)


                                 (810) 714-2978
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

     At a status conference held by the Bankruptcy Court and attended by counsel for the Registrant and counsel for the Petitioning Creditors on April 7, 2004, it was announced to the Court that the Registrant has reached a settlement agreement with all Petitioning Creditors to dismiss the involuntary bankruptcy case which they had filed against the Registrant on July 15, 2003, in Case No. LA 03-28687-BB, pending in the U.S. Bankruptcy Court for the Central District of California in Los Angeles. The settlement agreement is subject to Bankruptcy Court approval. A final Court hearing to obtain such approval is scheduled for May 12, 2004. Counsel for ATNG is optomistic that the Bankruptcy Court will approve the proposed settlement at that time.

     When such settlement is approved, not only will the involuntary bankruptcy case be dismissed in its entirety, but such settlement will also enable all other material litigation pending against the Registrant to be finally resolved and dismissed, that being the cases of James M. Crunk v. ATNG, Case No.
01-CV-2573 pending in the U.S. District Court for the Western District of Tennessee, and CNM Network, Inc. v. ATNG, Case NO. SC070673 pending in the Superior Court of Los Angeles County, California.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial  Statements.
          ----------------------

     None.

     (b)  Exhibits.
          --------

     The  following  exhibits  are  filed  herewith:

     None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2004
                                           ATNG, INC.


                                           By  /s/  Robert C. Simpson
                                               ----------------------------
                                               Robert C. Simpson, President


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